THOMSON REUTERS STREETEVENTS EDITED TRANSCRIPT ANF - Q4 2016 Abercrombie & Fitch Co Earnings Call EVENT DATE/TIME: MARCH 02, 2017 / 1:30PM GMT OVERVIEW: Co. reported 4Q16 net sales of $1b and diluted EPS of $0.71. THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

C O R P O R A T E P A R T I C I P A N T S Brian Logan Abercrombie & Fitch Co. - VP of Finance & Controller Arthur Martinez Abercrombie & Fitch Co. - Executive Chairman Fran Horowitz Abercrombie & Fitch Co. - CEO Joanne Crevoiserat Abercrombie & Fitch Co. - CFO & COO C O N F E R E N C E C A L L P A R T I C I P A N T S Stephen Albert BofA Merrill Lynch - Analyst Susan Anderson FBR Capital Markets - Analyst Tiffany Kanaga Deutsche Bank - Analyst Steve Zacana JPMorgan - Analyst Gene Vladimirov Nomura Instinet - Analyst Betty Chen Mizuho Securities - Analyst Janet Kloppenburg JJK Research - Analyst Kate Fitzsimmons RBC Capital Markets - Analyst Trevor Lamb BMO Capital Markets - Analyst Oliver Chen Cowen and Company - Analyst Anna Andreeva Oppenheimer - Analyst P R E S E N T A T I O N Operator Good day, everyone; welcome to the Abercrombie & Fitch fourth-quarter fiscal year 2016 earnings call. Today's conference is being recorded. (Operator Instructions). At this time I'd like to turn the conference over to Brian Logan. Mr. Logan, please go ahead. Brian Logan - Abercrombie & Fitch Co. - VP of Finance & Controller Thank you. Good morning and welcome to our fourth-quarter earnings call. Earlier this morning we released our fourth-quarter sales and earnings, income statement, balance sheet, store opening and closing summary and updated financial history. Please feel free to reference these materials which are available on our website. Also available on our website is an investor presentation which we will be referring to in our comments during this call. Joining me today are Arthur Martinez, Executive Chairman; Fran Horowitz, Chief Executive Officer; and Joanne Crevoiserat, Chief Operating Officer and Chief Financial Officer. Before we begin I'll remind you that any forward-looking statements we may make today are subject to the Safe Harbor statement found in our SEC filings. In addition, we will be referring to certain adjusted non-GAAP financial measures during the call. Additional details and a reconciliation of GAAP to non-GAAP financial measures are included in the release issued earlier this morning. With that I hand the call over to Arthur for some opening remarks. 2 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. MARCH 02, 2017 / 1:30PM, ANF - Q4 2016 Abercrombie & Fitch Co Earnings Call

Arthur Martinez - Abercrombie & Fitch Co. - Executive Chairman Thanks, Brian, and good morning, everyone, and as always thank you for being with us. Our results for the quarter fell short of our expectations in what was and continues to be a challenging environment. Overall, however, we continue to make solid progress in our strategic initiatives. Hollister, our largest brand, continues to perform and the Abercrombie brand renewal process continues. I am confident we have the right people, the right talent and the right plan in place to drive future growth. To that end, last month it was announced that Fran Horowitz was named Chief Executive Officer and Joanne Crevoiserat was named Chief Operating Officer while continuing in her role as Chief Financial Officer. Both Fran and Joanne are highly regarded leaders and talent developers and have made significant contributions to our efforts to position the Company for future success. Fran's appointment of CEO reflects the confidence we have that she is the right person to lead the business forward. Having filled out hearty with the addition of two great brand Presidents who joined us last summer, and a new Chief Marketing Officer who joined us last month, this is the right time for Fran to formally take on the new responsibility of leading Abercrombie & Fitch. Following Fran's appointment as CEO our Office of the Chairman structure is no longer needed. I look forward to continuing to work with Fran, Joanne and the rest of the team at A&F in my role as Executive Chairman. Now Fran will provide perspective around our current performance and our strategic initiatives. Fran Horowitz - Abercrombie & Fitch Co. - CEO Thank you, Arthur, and good morning, everyone. First of all, it is an honor to lead the Company's efforts to revise the A&F brand and reignite growth across our business. I am confident in our strategic direction and in our ability to execute on our plans to create more customer centric brands with clear identities that resonate with consumers and to generate sustainable growth and profit for our shareholders. As Arthur mentioned, our results in the quarter reflect an environment that was and remains challenging and highly promotional. In spite of that environment, Hollister achieved positive comp sales during the quarter and international markets improved measurably from last quarter. While we did not make as much progress at A&F as we wanted, we have made some important changes under the new brand presence leadership to enhance the performance of the brand. We continue to listen to our customers as we refine and promote our brand positioning and we are confident in the team and the plan for the brand's revitalization. Overall we have made significant progress on our strategic initiatives across both brands that have proven to increase customer engagement and provide a better customer experience. This includes the development of new store prototypes and loyalty programs, as well as the continued rollout of our omni-channel capability. Diving into the fourth-quarter performance by brand, Hollister continued to perform despite the strong headwinds in markets. Calling out a few key items of note, in Hollister guys we saw continued strength in categories where we have added innovation and stretch. We had strong performance in denim; key item knit tops and outerwear, partially offset by underperformance in fleece bottoms. On the Hollister girls' side, cozy fabrics and trend details in tops, fashion and innovation in denim performed well. Our [emergent] intimates category, highlighted by the reintroduction of the Gilly Hicks brand, did well partially offsetting overall underperformance in wovens and basic jeans. For the Abercrombie brand the challenging external environment, coupled with several specific issues we identified during the quarter, contributed to the slower than expected progress on our brand revitalization plans. Our flagship and tourist stores continue to weigh particularly heavily on results as traffic remains a headwind, despite the improvement from last quarter. 3 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. MARCH 02, 2017 / 1:30PM, ANF - Q4 2016 Abercrombie & Fitch Co Earnings Call

In addition, notwithstanding strength in categories where we introduced newness and innovation, it is fair to say we did not achieve the expected improvement from a more seasonally appropriate assortment, particularly in outerwear, which lacks the signature A&F details necessary to create differentiation. Our designers are now aligned on a singular brand esthetic and attuned to differentiation we need to engage and inspire our Abercrombie customers. In addition, our overall assortment architecture lacks size and color depth in key items such as fleece to support the top line and we ended the season too lean in certain wear now categories. This was a function of some staffing and process issues we identified during the quarter. The team has been strengthened with new senior talent in both planning and merchandising. They have worked quickly to improve processes and make the necessary adjustments to the assortment going forward, such as increased depth of [buy] and [top 30] items and reducing number of SKUs to give assortment more focus. There is always a time lag required to work through this type of issue and we expect the impact to continue into the first quarter of 2017. However, this will not happen again. During the quarter we began to communicate [an evolved] identity for the A&F brand in conjunction with a major marketing campaign. While the campaign generated over 1 billion media impressions it did not convey clear enough brand identity to our customer and did not have a meaningful impact. Based on our learnings we understand that we need to sharpen the brand identity, create an invitational message and evolve the creative. To be clear though, the brand positioning we shared previously remains the same. The Abercrombie & Fitch brand embodies American casual luxury with an updated attitude that reflects the character, charisma and confidence of today's twenty-something consumer. We know and understand that customer and third-party research confirms that more than 80% of US sales come from customers over the age of 18. However, we do need to sharpen how we communicate and express that brand identity. As such we have engaged an external creative agency and hired a new Chief Marketing Officer, Will Smith, who will help us enhance the power and clarity of our brand identity and strengthen the connection we have with our customers. We continue to acquire success and learnings from our experience with Hollister to the A&F brand and we are confident that with the right people and processes now in place we will see greater traction on our revitalization plan for the brand. Despite disappointment with the overall results as we have mentioned, 2016 was a year of significant progress on our strategic priority. We converted 65 additional Hollister stores to new prototype format during the year and we have been pleased with the positive feedback we consistently received from customers following each and every new store rollout. Based on our learnings and these prototypes extensive research and conversations with more than 1.5 million customers, we developed a new prototype concept store for A&F, the first in 15 years and the first of which was unveiled last month. We have been pleased with the initial customer reaction. Also after a successful rollout of the Hollister Club Cali loyalty program in the US, which now has 5 million members, we are on track to launch the A&F club loyalty program next week. In addition to providing valuable timely insights into our customers' preferences, at Hollister we saw a direct correlation between program membership and stronger customer engagement as evidenced by increased spend per transaction. We are excited to roll out and replicate the success of this program at Abercrombie this year. We continue to enhance our robust omni-channel capabilities, which our customers are increasingly utilizing. Our pop-ins, which are purchase online and pick up in-store, was rolled out across stores in the US and Canada following a successful rollout in the UK. It accounts for 7% of total DTC orders in the combined markets in which it is available. 4 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. MARCH 02, 2017 / 1:30PM, ANF - Q4 2016 Abercrombie & Fitch Co Earnings Call

As we had anticipated, this also drives attachment purchases when picking up in the store. We've also made it possible for customers to cross navigate and transact both the Abercrombie adult and kids brands through a single website. Following initial success at Hollister we've added ratings and reviews in social content to all our websites resulting in closer customer engagement and valuable feedback. We've also augmented our fulfillment capabilities with the West Coast; we upgraded our apps for loyalty and omni-channel integration for mobile devices which now account for over 40% of online sales. A common theme here is ensuring that we meet our customers' needs regardless of when, where or how they are looking to purchase. We further added to our payment capabilities with WeChat Pay and Apple Pay and are now leveraging Facebook Messenger as another point of communication with our customer. We continue to work with our key social media partners to help drive innovative customer engagement and ensure we are at the forefront of exploring new ways in which our customers may want to engage with our brands. Hollister was the first retailer to run a sponsored snapchat lens and both are brands are among a select group to be part of Instagram's test of a new e-commerce feature. In addition, we continue to find new ways to expand our reach through wholesale, franchise and licensing. This year we have doubled our wholesale business with the addition of our newest partner, Zalando, and we see further opportunity for future growth both with existing and new partners. We entered into a franchise partnership in the Middle East where we expect to open four stores in each of Qatar and Saudi Arabia in 2017. And our fragrance licensing partner Inter Parfums, developed and launched two new fragrances, First Instinct by A&F and Wave by Hollister, which have performed well and are additive to our already successful fragrance business. We have talked about having made progress in our key strategic initiatives and maintaining our focus on executing against them. As we move forward our success comes down to three simple but critical points of focus. First, we must consistently inspire our customers by creating emotional connections through rich brand experiences. We must intimately understand our customers create these brand experiences wherever, whenever and however they choose to shop and to deliver trend right, brand right products that never compromises on superior quality, fit or softness. In order to inspire our customer we have to do them and there is no substitute for being in store in their environment and engaging with them, and that is what we have done and continue to do. We know who they are, what they value and aspire to, how they shop and behave and how they feel about the brands. We will also continue to improve our research and CRM capabilities as well as leverage our voice of the customer data which allows us to continuously receive and respond to customer feedback and measure our performance. This type of insight and feedback is helping us adapt and execute better and faster, be it in product design, associate training or store layout. Second, we must innovate relentlessly. This means we challenge ourselves to improve every day from our style to our stores with new retail experiences to our systems and omni-channel expansion. This year we are introducing innovative styles in existing categories. For example, after seeing strong customer response to the addition of stretch in key Hollister guys categories, we recently introduced a new line of advanced stretch jeans for both guys and girls that integrate performance fibers for added comfort. In addition, we are expanding emerging categories such as swim and Gilly Hicks. Gilly Hicks was recently re-launched in Hollister stores and online around the world and includes bras, bralettes, swim, lounge and sleepwear. The initial decisions on swimwear and the reintroduction of the Gilly Hicks brand were in direct response to customer insights gleaned from conversations with and the closest to our customer that we value as customer centric brands. As I mentioned earlier, we have rolled out our successful new store prototype. This is another example of our focus on innovation coupled with our focus on inspiring our customers through rich brand experiences. Our new A&F store prototype here in Columbus at Polaris Fashion Place was imagined with the best customer experience in mind and formed by research and customer interactions. 5 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. MARCH 02, 2017 / 1:30PM, ANF - Q4 2016 Abercrombie & Fitch Co Earnings Call

We put particular emphasis on technology and the fitting room experience with each fitting room suite having thoughtful amenities such as control over lighting and music. This is the first of seven new prototypes that we will open this year and we are excited about what this new customer experience will bring to the brand. While the store has only been open a few weeks we have been encouraged and excited by its early progress. Lastly, we must develop leaders. Inspiration and innovation require us to attract, retain and develop the best talent. We require leaders that are committed to our vision for the business and can inspire their teams to deliver on that vision with a singular focus and flawless execution. We have such a team in place now. We also continue to invest in our teams through training and development programs to elevate our service and attract the type of leaders who will thrive in this new environment and have a desire to succeed and realize our objective. That investment in training is working and, in addition to the inherent cost and morale benefits from the lower associate turnover we are experiencing at all levels of our sales organization, it has had a direct and measurable impact on customer engagement and the overall customer experience. We have seen this clearly in our Voice of Customer data and customer Net Promoter Scores. On the home office front we have seen similar improvements in associate engagements and morale. In addition, our new brand Presidents, Stacia Anderson and Kristin Scott, have made significant changes to their teams with additions in key areas such as merchandising and planning. We now have the right people in the right places and everyone aligned on vision and execution. We believe we have the right foundations in place to continue to drive forward the Abercrombie brand revitalization and to accelerate our progress with Hollister. As we look ahead to the rest of 2017 it is likely to remain a challenging environment, but we are confident that we have taken the right steps to support a strong sustainable portfolio of differentiated aspirational brands and sustainable long-term growth. I would like to thank all our teams for their continued energy, passion and dedication to moving our brands forward in the coming year. And with that I will hand it over to Joanne. Joanne Crevoiserat - Abercrombie & Fitch Co. - CFO & COO Thanks, Fran, and good morning, everyone. As Fran mentioned, we have a laser focus on driving progress on our strategic initiatives as we continue to tightly manage the business in a difficult environment. We remain committed to being as efficient as possible with our resources to drive both bottom-line improvements and fund top-line growth initiatives in the future. I will be taking you through the details of our fourth-quarter and full-year results and will also provide our outlook for fiscal 2017. Starting with the fourth quarter, net sales were $1 billion, down 7% from last year with foreign currency adversely impacting sales by approximately $16 million or approximately 150 basis points. Comp sales were down 5% for the quarter representing a slight improvement from last quarter. Traffic continued to be a headwind but conversion trends overall remained positive. As shown on page 6 of the investor presentation, by brand comp sales for the quarter were down 13% for Abercrombie and up 1% for Hollister. By geography comp sales for the quarter were down 6% in the US and down 4% in international markets. We saw meaningful comp sales improvement from last quarter broadly across international markets in both brands with the strongest improvement in Europe. However, flagship and tourist stores, although slightly improved from last quarter, continue to be a significant contributor to Abercrombie's negative comp sales performance. Despite these challenges flagship and tourist stores remain profitable in the aggregate and serve as an important gateway to the brands for our customers. We continue to take aggressive actions through investments in the store experience, in product and in our talent to improve their overall performance. 6 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. MARCH 02, 2017 / 1:30PM, ANF - Q4 2016 Abercrombie & Fitch Co Earnings Call

The direct-to-consumer business delivered another quarter of growth across both the US and international markets fueled by our investments in mobile, omni-channel and fulfillment. On a total Company basis the direct-to-consumer business for the quarter grew to approximately 31% of total sales compared to 28% of total sales last year. Gross margin for the quarter was 59.3%, 90 basis points lower than last year on a constant currency basis as a reduction in average unit cost was more than offset by lower average unit retail. Gross margin was pressured as we took actions to address the assortment issues Fran mentioned and the competitive environment resulted in more promotional activity and lower AUR than planned. Moving to operating expense, we continue to take an energetic disciplined approach to cost management. During the quarter we tightly managed operations and took actions that will improve our efficiency going forward while also providing the resources needed to support our strategic initiatives. For the fourth quarter stores and distribution expense increased $9 million from last year and included $16 million in lease termination charges related to the A&F flagship store in Hong Kong, as discussed on last quarter's call. In addition, higher direct-to-consumer expenses were more than offset by benefits from foreign currency exchange rates, the savings achieved on lower sales and through expense reduction efforts. Marketing, general and administrative expense included $4 million of severance charges and decreased $4 million from last year as a reduction in incentive compensation and expense savings efforts were partially offset by increased investments in marketing. Operating income was $61 million compared to $120 million last year and included the adverse year-over-year effect from FX of approximately $6 million. The effective tax rate for the quarter was 11% reflecting an adjustment from last quarter's estimated full-year tax rate and a benefit of approximately $4.5 million related to the realization of foreign currency losses. Also reflected in the rate was a discrete benefit of $2.4 million related to a tax regulatory change. Net income per diluted share was $0.71 compared to $0.85 last year and included the adverse year-over-year effect from FX of approximately $0.05. Recapping our full-year results, net sales were $3.3 billion, down 5% from last year and included an adverse year-over-year effect from FX of approximately $32 million, contributing 1% to the decline. Adjusted non-GAAP operating income for the full year was $3 million compared to adjusted non-GAAP operating income of $136 million last year and included adverse year-over-year effects from FX and hedging of approximately $27 million. Turning to the balance sheet, we ended the year with $547 million in cash compared to $589 million last year. During the quarter we repaid $25 million of term loan debt, bringing our gross borrowings outstanding at the end of the fiscal year to $268 million compared to $293 million last year. We also ended the quarter with total inventory down 8% compared to last year reflecting our ongoing discipline in this area. Moving forward we expect to continue to drive incremental improvement in inventory productivity. Details of our store openings and closings for the quarter are included on pages 10 and 11 of the investor presentation. At the end of the quarter we operated 709 stores in the US and 189 stores across Canada, Europe, Asia and the Middle East. With regard to our outlook for fiscal 2017, we expect comp sales improvement for the full-year as our strategic initiatives take hold in A&F and we gain further traction in Hollister with improvement building in the back half of the year. Based on forecasted exchange rates for 2017, we expect FX to adversely impact sales by approximately $55 million and operating income by approximately $25 million or approximately $0.25 per diluted share. In addition, we expect the gross margin rate for the full year to be flat to the fiscal 2016 adjusted non-GAAP rate of 61%, but to be up on a constant currency basis driven primarily by lower average unit cost. However, we expect gross margin rate pressure in the first quarter as we contend with steeper traffic headwinds and a continuing promotional environment. As I mentioned earlier, we continue to aggressively pursue operating efficiencies in our model. We took actions during the fourth quarter that will reduce operating expense by approximately $100 million in 2017. While we plan to allocate a portion of those savings to support investments in 7 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. MARCH 02, 2017 / 1:30PM, ANF - Q4 2016 Abercrombie & Fitch Co Earnings Call

revenue driving activities, we expect to see net savings of approximately 3% from the fiscal 2016 adjusted non-GAAP operating expense of $2 billion. We have a long record of success in identifying and realizing savings and continue to focus on this area. Last year we implemented a continuous profit improvement program across the entire organization and this program was a meaningful contributor to our tight discipline on managing the business. We will continue to pursue additional expense savings opportunities throughout 2017. We expect the core tax rate, excluding discrete items, to be in the mid-30s and to remain highly sensitive to jurisdictional mix, particularly at lower pretax earnings levels. In addition, as a result of a change in share-based compensation accounting standards, we expect to incur a discrete non-cash income tax charge of approximately $9 million in the first quarter of fiscal 2017. With respect to capital allocation, we are sharpening our focus on CapEx investments towards projects that align with our strategic initiatives and provide the highest return. For 2017 we expect capital expenditures of approximately $100 million compared to $140 million in 2016 with increased investments to deliver an improved store experience through new prototype expansion in both brands. In 2017 we plan to complete seven new A&F prototype stores and approximately 40 Hollister remodels. Our investments in IT, DTC and omni-channel extend the solid foundation we have built on these platforms. Our priorities include continued rollout of omni-channel and CRM capabilities around the world, building on the successes that we have seen in the US and UK. In 2017 we also plan to open six full price stores including four in the US and two in international markets and to open two new outlet stores. Fran referenced our ongoing program of optimizing the store fleet and this is a continuing and important aspect of balancing our channel in response to evolving customer preferences as well as improving overall store productivity. For 2017 we expect to close approximately 60 stores in the US through natural lease expirations. In addition, with about 50% of our US leases expiring by the end of fiscal 2018, we continue to have significant lease flexibility to strike the right channel balance and drive efficiency by remodeling or resizing our stores, renegotiating leases or closing. The dividend also remains an important element of our capital allocation philosophy. Last month we announced that our Board of Directors approved a $0.20 quarterly dividend. In 2016 operating cash flows of approximately $180 million contributed to our CapEx investment, debt reductions and the dividend while maintaining targeted liquidity levels. With a strong balance sheet and a disciplined approach to managing capital and operating expense we expect to continue to generate the cash necessary to invest in the business, meet our debt obligations and maintain the dividends. This outlook positions the right resources behind our strategic priorities and underscores our focus on inspiring our customers, driving innovation and efficiency and leveraging our team to improve results and realize the full potential of our brands. Now I will hand the call back over to Fran for some closing remarks. Fran Horowitz - Abercrombie & Fitch Co. - CEO Thanks, Joanne. While we are not happy with our results, we are pleased with progress we continue to make against our key strategic initiative. Hollister, our largest brand, is stabilized and continues to perform. Despite the headwinds in Q4, our performance at Hollister demonstrates the potential for our brands when brand voice, product and brand experience are aligned and attuned to our customer. A&F's revitalization continues with many of the lessons learned from Hollister being applied. We've made significant organizational changes, improved operating efficiency and invested in stores and leadership talent to position us for future growth. We remain committed to being efficient with our resources to drive both bottom-line improvement and fund top-line growth initiative. 8 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. MARCH 02, 2017 / 1:30PM, ANF - Q4 2016 Abercrombie & Fitch Co Earnings Call

In 2017 I am confident we will build on the progress we have made over the past year, growing our Hollister brand as we continue to execute on our plan to revitalize the Abercrombie brand. Now I will hand it back to Brian. Brian Logan - Abercrombie & Fitch Co. - VP of Finance & Controller Thanks, Fran. That concludes our prepared remarks. At this time we will be happy to take your questions. As a reminder, please limit yourself to one question so that we can speak to as many of you as possible. Thank you. Q U E S T I O N S A N D A N S W E R S Operator (Operator Instructions). Stephen Albert, Bank of America Merrill Lynch. Stephen Albert - BofA Merrill Lynch - Analyst I just wanted -- first question was on the clarifying the comp guidance for the year. You are calling for comparable store sales to improve. Does that mean positive or just less negative? Joanne Crevoiserat - Abercrombie & Fitch Co. - CFO & COO Stephen, thanks for the question. We do expect improvement; we haven't provided a specific point in terms of improvement to point you to. We expect the first half to remain challenging, particularly in the first quarter, as we work through the carryover assortment issues and we deal with traffic headwinds that we have seen and as others have reported in the industry. But we do expect to build momentum in the back half of the year as our strategic initiatives gain traction. Hollister continues to perform. We expect to continue that momentum and we expect to build improvement in A&F as our strategic initiatives gain traction through the year. Stephen Albert - BofA Merrill Lynch - Analyst Okay, thanks. And just a quick follow-up on the CapEx guide for the year. You are calling for a cut, but it is coming from omni-channel and DTC investments by more than two-thirds. Just curious the rationale around that with the customer continuing to shift more towards online. Joanne Crevoiserat - Abercrombie & Fitch Co. - CFO & COO Yes, we have been very successful in capturing that business and we have invested in that space very successfully and are very pleased with the returns we are seeing. Our penetration to the total business in Q4 was 31% I think is evidence that we are putting our money behind the right things. Where we have invested historically has been more in the foundational and building of those capabilities, which is -- requires a little bit more capital. Our focus is to continue to invest behind those priorities. We are now in more of a rollout phase on those, so the specific priorities in 2017 are to continue to roll out our loyalty program to international markets and roll it out globally. And also to extend our omni capabilities, particularly to the EU. And what you see in terms of the investment is a reflection of the difference in building versus rolling. 9 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. MARCH 02, 2017 / 1:30PM, ANF - Q4 2016 Abercrombie & Fitch Co Earnings Call

Operator Susan Anderson, FBR Capital Markets. Susan Anderson - FBR Capital Markets - Analyst I was wondering if you could maybe give us an update on the dual A&F and A&F kids stores. I guess I haven't heard you guys talk about the combination for a while and just how they are testing. And if that is going to be a format that you will continue to roll out? Joanne Crevoiserat - Abercrombie & Fitch Co. - CFO & COO Yes, this is Joanne, I will jump in on that. We have in some locations added the A&F kids product to our adult A&F stores. We do that opportunistically where we have an opportunity to showcase the kids' product either in a location or a mall where we don't have a presence for kids and where we have an opportunity to improve the productivity of the adult store. We have many stores in A&F, frankly, that are larger than we would like and we have added the kids' product to those locations to drive productivity in the box. We have seen a nice return on those investments in terms of driving productivity and margin in those boxes. It is not a strategic decision, it is an opportunistic decision that allows us to extend the kids' brand. Susan Anderson - FBR Capital Markets - Analyst Got it. Great, thanks. Good luck next quarter. Operator Tiffany Kanaga, Deutsche Bank. Tiffany Kanaga - Deutsche Bank - Analyst Would you discuss what you are seeing for quarter-to-date trends by brand and geography? And I know you touched on flagship and tourism traffic, but would you talk about your expectations for a timeline for potential improvement and provide an update as to how you are thinking about your flagship real estate portfolio? Fran Horowitz - Abercrombie & Fitch Co. - CEO Hi, Tiffany, it is Fran. Q4 was a challenging quarter for our segment of the business. We did see some headwinds from a traffic perspective, some of that has continued into the first quarter, but much beyond that we don't normally comment on our current in-quarter business. Regarding the flagships, they are a really important gateway for the brand. They remain profitable in the aggregate and we are aggressively -- have stepped to improved their performance. As you know, last year we closed two of them as well as negotiated some lease reductions. We are working diligently on our assortments, on our customer experience. And finally, towards the back half of the year we will be rolling out an international loyalty program to help our customer engagement in those stores. 10 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. MARCH 02, 2017 / 1:30PM, ANF - Q4 2016 Abercrombie & Fitch Co Earnings Call

Joanne Crevoiserat - Abercrombie & Fitch Co. - CFO & COO Yes, I will just jump in quickly, Tiffany. We are investing behind those improvements in the customer experience in those markets. We have added and made changes to make the shopping experience in those flagship locations easier and more convenient for customers. We are focused on improving conversion of the traffic that we do have. And as a Fran said, working towards the end of the year to roll out a loyalty program to engage more local customers. Tiffany Kanaga - Deutsche Bank - Analyst Thanks. And I have one follow-up question. Would you dig into which categories you are finding fat to cut on the SG&A line? And in what inning do you believe you are in in terms of identifying and achieving expense reduction? Joanne Crevoiserat - Abercrombie & Fitch Co. - CFO & COO Well, I guess I could characterize it as a very long game because we have been on this path for quite a while in terms of finding expense savings. And we have had a lot of success over the years in terms of finding efficiencies and our model. In terms of where we are finding efficiencies, I characterized our process or our program as an energetic disciplined approach to cost management. And we have a lot of energy behind finding efficiencies in the organization. Last year we rolled out a continuous profit improvement program and we have tremendous contributions across the Company. Just to give you sort of an idea of how pervasive it is, I think there were almost 900 individual ideas that were implemented in 2016 to help drive these changes. So the cost savings are coming very broadly across our organization and we are pleased with our progress but we are clearly not done. Fran Horowitz - Abercrombie & Fitch Co. - CEO And I just want to underscore, it is a critical initiative owned by both Joanne and myself and it is an ongoing process working with each and every cross functional team member and leadership team member to make sure that we are finding all of our opportunities. But it is a continuous ongoing process. Tiffany Kanaga - Deutsche Bank - Analyst Thank you so much. Operator Matthew Boss, JPMorgan. Steve Zacana - JPMorgan - Analyst Hi, good morning, this is [Steve Zacana] on for Matt today. Thanks for taking our questions. We were curious, looking over the next one to two years what do you view as the target margin profile for this business once the top line stabilizes? Is it best to think about gross margin as flat on a go-forward basis? And does that also apply to operating margin? 11 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. MARCH 02, 2017 / 1:30PM, ANF - Q4 2016 Abercrombie & Fitch Co Earnings Call

Joanne Crevoiserat - Abercrombie & Fitch Co. - CFO & COO Yes, we have not provided longer-term operating margin metrics. However, the way we think about the business is certainly very sensitive to top-line growth. We are investing in the things that we think are most important to drive that top-line growth, including and probably our biggest priority is engaging our customers in new and different ways. So as we think about how that impacts the total business in terms of overall margin performance, we expect to continue to deliver better product, continue to manage inventory well. We have had a very disciplined approach to inventory management and as we see more customer acceptance of our product we continue to manage our inventories well and improve our processes behind how we buy and the depth of our buys and the breadth of our assortments. We expect to see improvement in AUC, to see improvement in AUR from having to discount less, which are the benefits we see from improving those processes. And I think we have touched on our operating model is one where we expect to continue to drive efficiency. So, we expect the operating margin to improve over time and it is not applied to just one line on the P&L. Steve Zacana - JPMorgan - Analyst Okay, thanks very much. Operator Simeon Siegel, Instinet. Gene Vladimirov - Nomura Instinet - Analyst Good morning, everyone, this is Gene Vladimirov on for Simeon. Thanks for taking our question. So with the DTC business up nicely driving a higher distribution expense, I am just wondering as we move through 2017 and presumably the trends in the channel continue, what sort of actions can you take to mitigate the impacts of the potentially growing expense? Joanne Crevoiserat - Abercrombie & Fitch Co. - CFO & COO Yes, the DTC channel is actually a very profitable channel for us. It does have a high degree of variable expense with it. Our efforts are focused on making sure we are delivering the right customer experience and the right interactions with our customer to make sure we can capture the market share that frankly is moving very quickly in that direction. We are adding capabilities around the world. As we scale we scale our fixed cost investments in that space, so we feel good about that. And our actions are to manage our brick and mortar expense, if you will, and our store occupancy and store productivity in conjunction with that, which is why we place such a high importance on having the flexibility with our leases that we do. Gene Vladimirov - Nomura Instinet - Analyst Got it, that is great. And then one quick follow up. Could you give us any color on what the 53rd week will add? Joanne Crevoiserat - Abercrombie & Fitch Co. - CFO & COO Yes, the 53rd week we think is probably $40 million in sales and maybe about $0.02 to our EPS for the year. 12 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. MARCH 02, 2017 / 1:30PM, ANF - Q4 2016 Abercrombie & Fitch Co Earnings Call

Gene Vladimirov - Nomura Instinet - Analyst Very helpful. Thank you. Operator Betty Chen, Mizuho Securities. Betty Chen - Mizuho Securities - Analyst I was wondering, Fran, if you can talk a little bit more about swim and Gilly Hicks. Anymore color you can give us on whether you think that has been driving some incremental sales, any quantification there? And then also what you think about longer-term opportunity could be. Secondly, was wondering in terms of the leases, I think, Joanne, you mentioned that about half of the US leases have some kind of action available soon. Can you just walk us through kind of what is the philosophy as you evaluate those opportunities? Is it rent reduction of a certain level? Is it renewal terms? What are you looking for? And then also what do you think eventually should be the right store size for the two brands? Thanks. Fran Horowitz - Abercrombie & Fitch Co. - CEO Hi, Betty, it is Fran, I will take the first part of this question. So Gilly Hicks and swim, specifically, as you know, Hollister has really continued to perform. In this brand particularly, both of these extensions and opportunities were results of customer requests and our response to really listening and understanding what our consumer is looking for. We have had a nice response to both categories, both swim as well as Gilly. We see an opportunity to continue to drive those businesses throughout this year. We launched Gilly through both our website and all of our stores around the world and swim as well. You are also going to see an increased swim presence in the Abercrombie brand, because we believe that swim really does drive traffic to our stores. Joanne Crevoiserat - Abercrombie & Fitch Co. - CFO & COO And I will pick up the lease conversation. I think you hit on many of the decisions that we have available to us. We evaluate the opportunities on a store-by-store basis. We do look at the economics of each location, understanding both current traffic trends and future. We have I would say tremendous partnerships with our landlords. Fran and I have spent a lot of time working and talking with our landlords as we move our strategies forward. We do work with them for rent reduction on renewals. In some cases we also have the opportunity to remodel or resize our stores, which is an important aspect of driving store productivity in the future, or we make decisions to close stores and we haven't been shy about that. In terms of stores -- how many stores we are going to have as we move into the future or what we see in the future, that is really still unfolding and depends a lot on customer preferences and how we see these traffic patterns unfold, where they choose to shop and how we expect to continue to capture that market share. We do believe stores are a very important part of the story. Customers like to interact both with our brick-and-mortar stores and online. Our omni-channel initiatives really underscore that point. We've seen a tremendous response from customers on those omni-channel initiatives where they will buy online and come to our stores and interact with us in store. 13 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. MARCH 02, 2017 / 1:30PM, ANF - Q4 2016 Abercrombie & Fitch Co Earnings Call

Betty Chen - Mizuho Securities - Analyst Joanne, if I could follow up real quick on that. Of those leases coming due, can you give us a sense how that's split between A, B or any C mall locations? And then when you do close a store do you see any sort of recapture either online or at a nearby store location? Joanne Crevoiserat - Abercrombie & Fitch Co. - CFO & COO Yes, in terms of what is coming due by mall grade, it is really -- I wouldn't say there is a preponderance of one side or the other. I would tell you by brand we are in Abercrombie in more As than Bs. We are not in a lot of C malls. And actually the same with Hollister. In terms of sales recapture, it depends on the proximity of another store as to whether we recapture. But overall we don't recapture a lot of the brick-and-mortar sales. We do see a little bit of recapture to the online business, but that is something we are focused on and trying to improve. Particularly with our expanded CRM capabilities in terms of driving a stronger engagement with our customers and in locations where we need to close from an economic perspective, we are focused on trying to retain that customer through our relationship online and through our CRM capabilities. Operator Janet Kloppenburg, JJK Research. Janet Kloppenburg - JJK Research - Analyst I was wondering, Joanne, if you could talk a little bit about your AUC benefit. Do see that for the whole year? And do you think that the impact of that will be muted in the first half given the promotional environment that Fran is referring to? And, Fran, on the comp front, it sounds like you expect Hollister to be better this year, but I am unsure of the signals you are trying to give us on the first half. Has it started out more challenging than expected and maybe we should not expect an improvement -- sequential improvement versus the fourth quarter at Hollister? Maybe if you could help us define that. And just lastly, on this new marketing initiative at A&F that you are working with the creative agency, when will we see that and how will you test that to make sure that it will resonate better than the prior campaigns? Thank you. Joanne Crevoiserat - Abercrombie & Fitch Co. - CFO & COO So I will start ticking through these, Janet. On the AUC benefits, we do expect to see AUC benefit throughout the year. A lot of changes that we have put in place include process changes that help us unlock some cost savings in our sourcing and supply chain including improving the depth of our buys and reducing our SKU count. In terms of first-half versus back half, we do expect AUR pressure both from FX during the year sort of offsetting the AUC benefits we expect. But also see expect pressure in the first quarter related to persistent traffic headwinds that we are seeing and an increasingly promotional environment where we are positioned to compete. I will pick up the comp conversation. The comp cadence, we expect improvement through the year. We have said that we expect the first half to remain challenging partly from some of the issues that I just mentioned. We need to work through some carryover issues in Abercrombie that Fran talked about. We are working very quickly to address those issues in the assortment and we are dealing with traffic headwinds in the first half. 14 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. MARCH 02, 2017 / 1:30PM, ANF - Q4 2016 Abercrombie & Fitch Co Earnings Call

However, Hollister has been performing, it has proven sustainable. We have a number of things in that business that are gaining traction including the swim and Gilly business. So we expect that to continue to perform during the year. And Abercrombie, with the many changes we are making there, we expect to see improvement as we move through into the back half of the year. Janet Kloppenburg - JJK Research - Analyst Thanks, Joanne. Hi, Fran. Fran Horowitz - Abercrombie & Fitch Co. - CEO Hey, Janet, how are you? On the marketing piece, so I want to clarify, it was not quite the impact that we had anticipated, but it really was the beginning of our conversations with that consumer. So it is essentially a sharpening of our focus as we move forward and we believe that the addition of Will, who has joined us about a month ago as well, as [his creative agency], will help us understand how to sharpen that focus. But we have had some positive signs as well through this program and we are going to continue down this path. Janet Kloppenburg - JJK Research - Analyst Okay, thanks so much and good luck. Operator (Operator Instructions). Brian Tunick, Royal Bank of Canada. Kate Fitzsimmons - RBC Capital Markets - Analyst Yes, hi, this is Kate Fitzsimmons on for Brian. Thanks for taking our questions. I guess I just wanted to dig into the sequential improvement that you saw in international traffic in the quarter. What did you see is driving that and any particular markets that you would call out? And then secondly, if you could provide any update on what you are seeing in terms of US and international four walls in the quarter here, thank you. Joanne Crevoiserat - Abercrombie & Fitch Co. - CFO & COO Hi Kate, it is Joanne, I will take that one. We did see improvement in the international business. In the third quarter I think we mentioned that it was unseasonably warm and one of the biggest points of difference in between the two quarters was the performance of our seasonal business. So I expect that some of the traffic improvement is related to just more seasonal temperatures as we move through the quarter. We did see that improvement broadly across our international market. So it wasn't just in one specific spot. And the biggest improvement was through Europe, which was really nice to see. In terms of US versus international four wall, our international four wall margins continue to be strong and higher than our domestic four wall margins. In both regions we are continuing to focus on driving the things that will keep those moving in the right direction, including rolling out all of our omni-channel capabilities. I would add that we have been pleased with our ability to drive improvement and growth in our digital business. Our digital business internationally, in terms of penetration, only lags our US business slightly and it has been growing nicely as well. 15 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. MARCH 02, 2017 / 1:30PM, ANF - Q4 2016 Abercrombie & Fitch Co Earnings Call

Fran Horowitz - Abercrombie & Fitch Co. - CEO I just want to underscore, Kate, too as far as the international flagship, Joanne mentioned that the assortments were seasonally more appropriate. The team is also working on specialized assortments for those locations in addition to shoring up our talent and our customer experience to help our customer experience in those stores and that is an ongoing process. And we have seen stronger customer engagement as well. Kate Fitzsimmons - RBC Capital Markets - Analyst Great. Best of luck. Operator John Morris, BMO Capital Markets. Trevor Lamb - BMO Capital Markets - Analyst Hi, it is Trevor Lamb on for John Morris. Thank you for taking our questions. So given your commentary about a pressured AUR, do guys expect to see any other drivers of comp improvement, whether it be units per transaction or conversion? Thank you. Joanne Crevoiserat - Abercrombie & Fitch Co. - CFO & COO Yes, our focus has been and continues to be on driving conversion. We have an opportunity to make more of the traffic that is out there in our stores. We are doing that on a number of fronts. All of our investments are focused on improving that experience and making it easier for the customer to transact with us. When we talk about our OpEx investments we are talking about investing in the store to help our associates better engage with customers to drive improvement in conversion. So most of the improvement we are looking for would be in conversion. The AUR pressure really stems from FX. We continue to expect to step away from promotional activity as we see more acceptance from our customers of our product assortments. And as we do that that should be part of an offset to the AUR pressure. Fran Horowitz - Abercrombie & Fitch Co. - CEO Trevor, throughout 2016 it has been exciting to see the conversion improvement in Hollister. What it has shown us is that when we get the product, the voice and the experience correct for our consumer they really respond. And as we are applying those learnings to Abercrombie we expect to see the improvement in conversion as well through to 2017. Joanne Crevoiserat - Abercrombie & Fitch Co. - CFO & COO And I do want to add, Trevor, that we are not accepting the traffic trends as they are, we are investing behind points of engagement with our customer both our marketing message as well as our CRM capabilities to try and move the needle on that as well. Operator Oliver Chen, Cowen and Company. 16 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. MARCH 02, 2017 / 1:30PM, ANF - Q4 2016 Abercrombie & Fitch Co Earnings Call

Oliver Chen - Cowen and Company - Analyst Regarding the denim assortment, it looked attractive to us, so what happened with the basic versus novelty? And are there learnings for how you want to navigate that store or the assortment and timing for how that may be edited? And as you do focus your marketing message in terms of sharpening your marketing message, what do you think will happen to traffic or what should happen to traffic? Or what is the interplay between traffic opportunity versus sharpening marketing? Just because we do see it as this radical journey but a good one in terms of building authenticity in the A&F banner. Thank you. Fran Horowitz - Abercrombie & Fitch Co. - CEO So the first question regarding the denim, we have seen a significant shift out of our basic inventory from our consumer into our novelty. Due to the ability of our pretty flexible supply chain we have been able to shift our assortments. And we have seen success, to your point. All of the destroyed denim has been very good. All of the innovation that we put into the denim from a stretch perspective has also been very strong. So we are moving very quickly to make sure that our assortments reflect all of those changes. Second question was marketing, sorry. Regarding the marketing piece --. Joanne Crevoiserat - Abercrombie & Fitch Co. - CFO & COO Yes, I can jump in, the sharpening of the message we think is an opportunity for us to start the conversation with our customers, particularly in A&F. We haven't historically done a lot of -- spent a lot of or invested a lot of money in marketing. And it is a great opportunity for us to start that conversation. We expect over time that that will have an impact on traffic. We talked about the fourth quarter not delivering the impact that we wanted, but it is the beginning and was the beginning of a longer conversation that we expect to have with our customers. Fran Horowitz - Abercrombie & Fitch Co. - CEO So I just think from a traffic specific perspective we obviously can't control the traffic, but we can control all the other things involved in our business such as how we speak to, when and -- to our consumer. We have had tremendous success from a digital front speaking to our consumer. For a fun little fact, we had a takeover on snapchat for National Pizza Day and had 6 million views from our consumer. So we are pretty in tune to speaking to our consumer where they are and we will continue to do that and drive the traffic through our omni capabilities. Oliver Chen - Cowen and Company - Analyst Thank you. Thanks for the details best regards. Operator Anna Andreeva, Oppenheimer. 17 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. MARCH 02, 2017 / 1:30PM, ANF - Q4 2016 Abercrombie & Fitch Co Earnings Call

Anna Andreeva - Oppenheimer - Analyst Two quick ones for us. First, a follow up on gross margins. As we think about the pressure here in 1Q, should it be similar magnitude as in the fourth quarter? Inventories look tightly managed. How do we think about inventories ending 1Q and as we go through the year? And then secondly the SKU cut at A&F, what is the magnitude of that and when does it start? Any specific categories you guys are tweaking down? Thanks. Joanne Crevoiserat - Abercrombie & Fitch Co. - CFO & COO Yes, I will pick up the first part of this. The gross margin pressure in Q1, as I mentioned earlier, we expect AUC benefit in Q1 and that will flow through the year, offset by FX pressure, so that is a real pressure point on our gross margin in AUR. The other pressure in Q1, however, is persistent traffic headwinds in a competitive environment. And we expect to compete in that environment further pressuring AUR. In terms of the SKU count -- oh, I'm sorry, inventory ending Q1. So we do feel good about our inventory position coming out of Q4. The AUR pressure in Q1 is really related to the competitive environment. We are keeping an eye on what our customers are expecting. We are keeping an eye on what our competitors are doing to make sure that we can compete. We expect inventory ending Q1 and during the year to -- we expect to improve inventory productivity, which would have us managing inventory below our sales. Fran Horowitz - Abercrombie & Fitch Co. - CEO I will jump in, Anna. For the SKU reductions, we have a little bit of a tail coming out the fourth quarter. But we will see sequential improvement as far as the focus on assortment goes throughout 2017. Brian Logan - Abercrombie & Fitch Co. - VP of Finance & Controller And I will just jump in here and thank everyone for all your questions. Before we conclude though, Fran would like to make some closing remarks. Fran Horowitz - Abercrombie & Fitch Co. - CEO Thanks, Brian. So in 2017 I am confident we will build on the progress we have made over the past year, growing our Hollister brand as we continue to execute on our plan to revitalize the Abercrombie brand. I want to thank you all for your time this morning and we look forward to updating you on our progress next quarter. Operator And that does conclude today's conference. We thank everyone for their participation. 18 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. MARCH 02, 2017 / 1:30PM, ANF - Q4 2016 Abercrombie & Fitch Co Earnings Call

D I S C L A I M E R Thomson Reuters reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes. In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized. THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY'S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON REUTERS OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY'S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY'S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS. ©2017, Thomson Reuters. All Rights Reserved. 8046207-2017-03-02T17:26:21.950 19 THOMSON REUTERS STREETEVENTS | www.streetevents.com | Contact Us ©2017 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies. MARCH 02, 2017 / 1:30PM, ANF - Q4 2016 Abercrombie & Fitch Co Earnings Call